UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

BUCKEYE TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14030	62-1518973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Tillman Street Memphis, Tennessee	38112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (901) 320-8100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Buckeye Technologies Inc. (“Buckeye”) has received notice from the plan administrator of the Buckeye Retirement Plan and Merfin Systems 401(k) Profit Sharing Plan (each, a “Plan”) informing participants in the Plans of a pending blackout period (the “Blackout Period”) in connection with the tender offer (the “Offer”) by GP Cellulose Group LLC, an indirect wholly-owned subsidiary of Georgia-Pacific LLC, for all of the outstanding shares of Buckeye common stock. Participants in the Plans who participate in the Offer will be prevented from the following with respect to the portion of their accounts held in the Plans during the Blackout Period: exchanges out of Buckeye stock or obtaining a loan, hardship withdrawal or other distribution from Buckeye stock until all processing related to the Offer is completed or the Offer is extended or terminated. The Blackout Period is expected to begin on June 12, 2013 at 4:00 p.m. New York City time and end on June 18, 2013. The Blackout Period is necessary to enable the administrator of the Plans to process participants’ instructions with respect to the Plans in connection with the Offer.

On June 7, 2013, in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, Buckeye sent a notice to its directors and executive officers informing them of the Blackout Period and imposing certain trading restrictions in Buckeye common stock. A copy of the notice, which includes the information specified in Rule 104(b) of Regulation BTR, is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Notice to Buckeye Technologies Inc. directors and executive officers regarding blackout period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE TECHNOLOGIES INC.

Date: June 7, 2013	By:	/s/ Sheila Jordan Cunningham
Sheila Jordan Cunningham
Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Notice to Buckeye Technologies Inc. directors and executive officers regarding blackout period